Exhibit p3

MACKAY SHIELDS LLC

MACKAY SHIELDS UK LLP

CODE OF ETHICS

All recipients of the Code should read it carefully, retain it for future reference and abide by its requirements. Should you have a question as to your status under the Code, contact the Compliance Department immediately.

Amended and Restated July 2014

Table of Contents

Statement of General Fiduciary Principles
General Statement	4
Principles and Standards of Business Conduct	4
Conflicts of Interest	5
Outside Corporate Board Membership	5
“Other” Outside Activities	6
Outside Activities Relating to the Company	6
Conflicts of Interest Questionnaire	6
Gifts and Entertainment	7
Insider Trading; Information Barrier	7
Confidentiality of Client Information	7
Excessive Trading	7
Standards of Conduct for Chartered Financial Analysts	8

Definitions
Access Person	8
Affiliate	8
Affiliated Fund	8
Automatic Investment Plan	8
Beneficial Ownership	8
Cashless Exercise	8
Chief Compliance Officer	8
Client	9
Code	9
Covered Security	9
Discretionary Managed Account	9
Dividend Reinvestment Plan	9
Employee	9
Employee Stock Option Plan	9
Employee Stock Purchase Plan (or ESPP)	9
Employment Date	9
Excepted Securities	9
Exchange Traded Fund (or ETF)	10
Federal Securities Laws	10
529 Plans	10
Front Running	10
Immediate Family	10
Initial Public Offering	10
Insider Trading	10
Investment Company Act	10
Investment Club	10
Legal/Compliance	10
Pending Buy or Sell Order	10
Private Placement	10
Registered Principal or Registered Representative	10
Related Policies	10
Restricted List	11
Scalping	11

Supervised Person	11
Watch List	11

Personal Investment Activities – Restrictions and Monitoring Procedures
Pre-clearance of Trades	11
Exceptions to Trade Pre-clearance Requirements	12
Restricted and Watch Lists	12
Front Running and Scalping	12
Maximum Trades and Trade Requests per Quarter	12
Trading/Black-Out Periods	13
Considerations and Exceptions to Trading/Black-Out Period	13
Use of Brokerage for Personal or Family Benefit	13
Initial Public Offerings	14
Private Placements	14
Short-Term Trading/Sixty Day Holding Period	14
Other Exceptions	14
Affiliated Fund Shares	15
Pre-clearance of Accounts	15

Recordkeeping and Reporting
Privacy Statement	16
Initial Holdings and Account Reports	16
Quarterly Transactions and Account Reports	16
Annual Reporting	17
Electronic Reporting and Certifications	17
Duplicate Confirmations	17
Reporting of Code Violations	18
Recordkeeping	18

Administration
Mutual Fund Code of Ethics	18
Sanctions	18
Monitoring and Review	19
Acknowledgement and Training	19
Exceptions	19

Exhibits

1.	Statement of General Fiduciary Principles and Standards of Business Conduct

1.1	General Statement

This Code of Ethics has been issued by MacKay Shields LLC (“MacKay US”) and MacKay Shields UK LLP (“MacKay UK” and, hereinafter collectively referred to as “MacKay”, “MacKay Shields” or the “Company”) in order to set forth guidelines and procedures that promote ethical practices and conduct by all Employees.

MacKay US is a registered investment adviser and is regulated by the US Securities and Exchange Commission (“SEC”). MacKay UK is authorized and regulated by the UK’s Financial Conduct Authority (“FCA”). The purpose of the Code of Ethics is to ensure that all Employees of MacKay US comply with Federal Securities Laws and, all Employees of MacKay UK comply with the requirements of Article 63 of the Alternative Investment Fund Managers Regulations (“AIFMR 63”) and COBS 11.7.1R of the FCA Handbook.

The Code provides each Employee with specific guidance concerning personal security investments and the responsibilities associated with that activity.

MacKay requires that all Employees observe the applicable standards of duty and care set forth herein. An Employee may not evade the provisions of the Code by acting through another person, including a friend, relative or other, to act in a manner that is prohibited.

MacKay believes that mutual funds, including those we manage provide a broad range of investment options to meet employee investment needs. We encourage Employees to use these vehicles for their personal investments. We do not encourage active trading by our employees. We recognize, however, that individual needs differ and that there are other attractive investment opportunities. As a result, this Code is intended to give you and your family flexibility to invest, without jeopardizing relationships with our Clients.

MacKay is entrusted with the assets of our Clients for investment purposes. This fiduciary relationship requires our personnel to place the interests of our Clients before their own and to avoid even the appearance of a conflict of interest. Persons subject to this Code must adhere to this general overriding principle as well as comply with the Code’s specific provisions. This is how we earn and keep our Clients’ trust.

As a fundamental requirement, MacKay demands the highest standards of ethical conduct on the part of all its Employees. All Employees must abide by this basic standard and never take inappropriate advantage of their position with the Company.

Throughout this Code of Ethics, references to the UK Head of Legal are only with respect to the activities of Employees of MacKay UK.

1.2	Principles and Standards of Business Conduct

The following general fiduciary standards and standards of business conduct shall govern personal investment activities and the interpretation and administration of this Code:

-	The interests of Clients must be placed first at all times;

-	All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

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-	Employees should not take inappropriate advantage of their positions;

-	Employees of MacKay US must comply with applicable Federal Securities Laws; and

-	Employees of MacKay UK must comply with AIFMR 63 and COBS 11.7.1R of the FCA Handbook

It shall be a violation of this Code and its procedures, for any Employee of the Company, in connection with the purchase or sale, directly or indirectly, of any security or other investment held or to be acquired by any client including a registered investment company or other entity (collectively a “Client”):

-	to employ any device, scheme or artifice to defraud any Client;
-	to make to the Client any untrue statement of a material fact, or to omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
-	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Client; or
-	to engage in any manipulative practice with respect to the Client.

It shall also be a violation of this Code and its procedures, for any Employee of the Company to engage in any manipulative practice with respect to securities or any other investments, including, without limitation, price manipulation and the spreading, misuse or malicious use of false rumors.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Employees from liability for personal trading or other conduct that violates a fiduciary duty to Clients.

Employees are also required to adhere to the policies relating to this Code including: Gift and Entertainment Policy, Information Barrier Policy and Procedures, Information Security and privacy Policy, Insider Trading Policy and Procedures, Policy on Anti-Corruption in International Business Transactions, Personal Political Contributions, Policy on Selective Disclosure of Mutual Fund Portfolio Holdings, Restricted List Policy, Watch List Policies and procedures, CFA Code of Ethics and Standards of Professional Conduct, and New York Life Standards of Business Conduct – Integrity1 (“Related Policies”).

1.3	Conflicts of Interest

As part of this ongoing responsibility, each Employee has the duty to disclose to MacKay any interest that he or she may have in any firm, corporation or business entity that is not affiliated or participating in any joint venture or partnership with MacKay or its Affiliates and that does business with MacKay or that otherwise presents a possible conflict of interest as described herein. Disclosure should be timely so that MacKay may take action concerning any possible conflict, as it deems appropriate. It is recognized, however, that MacKay has or may have business relationships with many organizations and that a relatively small interest in securities of an organization does not necessarily give rise to a prohibited conflict of interest.

1.4	Outside Corporate Board Membership

Except as described in Section 1.6 hereof, it is considered generally incompatible with the duties of an Employee of MacKay for that Employee to assume the position of director of a corporation not affiliated with the Company. A request should be made by an Employee to the CCO and the Employee’s supervisor if the Employee seeks to accept any invitation to serve as a director of a corporation that is not an Affiliate and the person must receive the approval of his or her supervisor and the CCO or General Counsel, or UK Head of Legal, with respect to Employees’ of MacKay UK, prior to accepting any such directorship. For Employees of MacKay US that are Registered Representatives, approval by MacKay US’ designated Registered Principal and notification of NYLIFE Distributors LLC is also required. In the event that approval is given, the CCO shall immediately determine whether the corporation in question is to be placed on the Company’s Restricted List.

1 In certain instances, the New York Life Standards of Business Conduct may differ. However, in these cases, employees subject to this Code must meet the requirements of the MacKay Code and the firm’s related policies.

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1.5	“Other” Outside Activities

Except as described in Section 1.6 herein, it is considered generally incompatible with the duties of an Employee of MacKay to act as an officer, director, general partner, consultant, agent, representative or employee of any other business or entity (including, without limitation, a non-profit, educational or religious institution), other than an Affiliate. A request should be made by an Employee to the CCO and the Employee’s supervisor if the Employee seeks to accept any invitation to serve as an officer, director, general partner, consultant, agent, representative or employee of any business or entity that is not an Affiliate and the person must receive the approval of his or her supervisor and the CCO or General Counsel prior to accepting any such position. For Employees that are Registered Representatives, approval by MacKay’s designated Registered Principal and notification of NYLIFE Distributors LLC is also required. In the event that approval is given, the CCO shall immediately determine whether the business in question is to be placed on the Company’s Restricted List.

1.6	Outside Activities Relating to the Company

Employees who, in the regular course of their duties relating to the Company’s investment activities, are asked to serve as the director, officer, general partner, consultant, agent, representative or employee of a company may do so with the prior written approval of their department head and the CCO. Recognizing that such positions with public companies may interfere with the Company’s advisory activities, it is not expected that such positions will be assumed absent unusual circumstances that will benefit Clients. In the event that such unusual circumstances are present, the department head and the CCO shall collectively decide whether the assumption of the position is in the best interest of the Company’s Clients.

1.7	Conflicts of Interest Questionnaire

MacKay Shields utilizes a Conflicts of Interest Questionnaire (the “COI Questionnaire”), in substantially the form attached as Exhibit A hereto, to solicit information regarding material relationships of Employees and their Immediate Family members. The COI Questionnaire is completed upon commencement of employment. Any outside business activities or potential conflicts that are disclosed are reviewed by the CCO or his designee and brought to the attention of the employee’s supervisor for approval.

Annually, each Employee will complete an annual Conflicts of Interest Questionnaire, which is administered by New York Life Insurance Company. Any potential conflicts of interest that are disclosed in the annual COI Questionnaire are reviewed by the CCO or his designee. Each Employee has an on-going responsibility to promptly supplement the COI Questionnaire as necessary to reflect any material changes between annual filings.

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1.8	Gifts and Entertainment

Employees are subject to the MacKay Gift and Entertainment Policy and should refer to that Policy for guidance with respect to the limits on giving and receiving gifts or entertainment to or from third parties that do business with MacKay, its Affiliates, or its Clients. Pursuant to the Gift & Entertainment Policy, employees may not engage in gift or entertainment activity that would be impermissible under the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, or any commercial bribery statutes or laws. Employees of MacKay US who are Registered Representatives are also subject to limitations on giving or receiving gifts that are imposed by the Rules of Conduct of the Financial Industry Regulatory Authority (FINRA). Employees of MacKay UK are also subject to the rules of inducements detailed in the AIFM Regulations and the FCA Conduct of Business Sourcebook. Employees are required to make current and quarterly reports under this Policy and annually, as part of their Code of Ethics certification, must acknowledge that they have read this Policy and have complied with its terms.

1.9	Insider Trading; Information Barrier

Employees may not trade on inside information (i.e., material non-public information2) or communicate such information to others. An Employee who believes that he or she is in possession of inside information should immediately contact the General Counsel, CCO or UK Head of Legal. In addition, employees are required to observe the restrictions on the communication of investment-related information within the New York Life enterprise. Please refer to the MacKay Insider Trading Policy and Procedures, the MacKay Information Barrier Policy and Procedures and MacKay’s Restricted List Policy and Watch List Policies and Procedures for specific guidelines governing inside information and information barriers. Annually, as part of their Code of Ethics certification, all Employees must acknowledge that they have read these Policies and have complied with their terms.

1.10	Confidentiality of Client Information

MacKay has developed an Information Security and Privacy Policy, which is designed to: (1) ensure the security and confidentiality of Client records and information; (2) protect against any anticipated threats or hazards to the security or integrity of Client records and information; and (3) protect against unauthorized access to or use of Client records or information that could result in substantial harm or inconvenience to any Client.

It is MacKay’s policy to protect the confidentiality of holdings of mutual funds for which the Company serves as investment adviser or sub-advisor and to prevent the selective disclosure of non-public information concerning such mutual funds. All portfolio information regarding such mutual funds is subject to the Policy on Selective Disclosure of Mutual Fund Portfolio Holdings. Annually, as part of their Code of Ethics certification, all Employees must acknowledge that they have read this Policy and have complied with its terms. Please refer to the Policy for specific guidelines governing portfolio holdings information.

1.11	Excessive Trading

Employees are prohibited from short-term trading or excessive trading of Affiliated Funds, other than those that permit such trading, and must comply with any trading restrictions established by the Company to prevent market timing of these funds. Please refer to Section 3.13 for specific guidelines governing Affiliated Funds.

2 Material information generally is that which a reasonable investor would consider significant in making an investment decision. Nonpublic information is any information which has not been disclosed to the general public. Information is considered public when it is widely disseminated; e.g., disclosure in the news media or company filings.

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1.12	Standards of Conduct for Chartered Financial Analysts

In addition to this Code, MacKay requires that its Employees who are chartered financial analysts comply with the provisions of the CFA Institute’s Code of Ethics and Standards of Professional Conduct applicable to chartered financial analysts.

2.	Definitions

“Access Person” - has the same meaning as set forth in Rule 17j-1 under the Investment Company Act and as set forth in Rule 204A-1 of the Investment Advisers Act of 1940 and shall include any Supervised Person of MacKay who has access to non-public information regarding any Clients’ purchase or sale of securities, or information regarding the portfolio holdings of any Affiliated Fund, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are non-public.

“Affiliate” - any person directly or indirectly controlling, controlled by or under common control with such other group.

“Affiliated Fund” - (i) any registered investment company and series of such company or portion thereof for which MacKay is the investment manager, investment adviser or sub-advisor; or (ii) any registered investment company whose investment adviser or principal underwriter controls MacKay, is controlled by MacKay or is under common control with MacKay. For purposes of this definition, “control” has the same meaning as it does in Section 2(a)(9) of the Investment Company Act.

“Automatic Investment Plan” - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes dividend reinvestment plans (“DRIPs”) and Employee Stock Purchase Plans (“ESPPs”), but does not include a 401k plan.

“Beneficial Ownership” - shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in those securities. A person is presumed to have an indirect pecuniary interest in securities held by members of a person’s Immediate Family who either reside with, or are financially dependent upon, or whose investments are controlled by, that person. A person also has a beneficial interest in securities held: (i) by a trust in which he or she is a Trustee, has a Beneficial Interest or is the settlor with a power to revoke; (ii) by another person and he or she has a contract or an understanding with such person that the securities held in that person’s name are for his or her benefit; (iii) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights; (iv) by a partnership of which he or she is a member; (v) by a corporation that he or she uses as a personal trading medium; (vi) by a holding company that he or she controls; or (vii) by an Investment Club of which he or she is a member.

“Cashless Exercise” - transactions executed when exercising employee stock options. Essentially, the money is borrowed to exercise the option to purchase shares, the option is exercised and simultaneously the shares are sold to pay for the purchase, taxes, and broker commissions.

“Chief Compliance Officer” or “CCO” - the Company’s Chief Compliance Officer.

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“Client” - any client of the Company, including a registered investment company (mutual fund) or other person or entity.

“Code” - this Code of Ethics.

“Covered Security” - any note, stock, treasury stock, security future, bond, municipal bond (including municipal auction rate securities (“ARS”) with short-term (e.g., 7 day) coupon resets and closed-end municipal auction rate “Preferred” shares), debenture, evidence of indebtedness, certificate of interest or participation on any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

For these purposes, the purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security. A security held or to be acquired includes any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

“Discretionary Managed Account” - an account managed on a discretionary basis by a person other than such Employee over which an Employee certifies that he or she has no direct or indirect influence or control over the selection or disposition of securities and no prior knowledge of transactions therein; provided, however, that direct or indirect influence or control of such account is held by a person or entity not associated with MacKay or an Affiliate and not a relative of such Employee.

“Dividend Reinvestment Plan (or DRIP)” - a stock purchase plan offered by a corporation whereby shareholders purchase stock directly from the company (usually through a transfer agent) and are allowed to reinvest their cash dividends by purchasing additional shares or fractional shares.

“Employee” - any person employed by any MacKay entity. Temporary employees and outside consultants who in connection with their regular functions or duties obtain information regarding the purchase or sale of securities in portfolios managed by MacKay may be subject to this Code, as determined by Legal/Compliance.

“Employee Stock Option Plan”- contracts between a company and its employees that give employees the right to buy a specific number of the company’s shares at a fixed price within a certain period of time.

“Employee Stock Purchase Plan (or ESPP)” - an organized plan for employees to buy shares of their company’s stock.

“Employment Date” - the date on which the Employee commenced working for the Company.

“Excepted Securities” - securities not covered by this Code include the following:

•	direct obligations of the U.S. Government;
•	bankers’ acceptances;
•	bank certificates of deposit;
•	commercial paper;
•	high quality short-term debt instruments, including repurchase agreements;
•	shares issued by open-end mutual funds that are not Affiliated Funds; and

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•	interests in 529 Plans.

“Exchange Traded Fund (or ETF)” – represents shares of ownership in either fund, unit investment trust, or depository receipts that hold portfolios of common stocks that are included in a selected index, either broad market, sector or international. ETFs trade throughout the day on an exchange.

“Federal Securities Laws” - the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

“529 Plans” - qualified state college tuition programs.

“Front Running” - the buying or selling of a security by a person, with the intent of taking advantage of the market impact of a Client’s transaction in the underlying security by or on behalf of the Client.

“Immediate Family” - any of the following relatives sharing the same household as the Employee: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships. The term also includes any related or unrelated individual who resides with, or is financially dependent upon, or whose investments are controlled by, or whose financial support is materially contributed to by, the Employee, including “significant others.”

“Initial Public Offering” - an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

“Insider Trading” - the purchase or sale of securities of a company while in possession of material, non-public information or communicating such information to others.

“Investment Company Act” - the Investment Company Act of 1940, as amended.

“Investment Club” - a group of two or more people, each of whom contributes monies to an investment pool and participates in the investment making decision process and shares in the investment returns.

“Legal/Compliance” - MacKay’s Legal/Compliance Department

“Pending Buy or Sell Order” - both an order placed with a broker to buy or sell a security for a Client account and an internal decision by an Employee to buy or sell a security for his or her personal account over which he or she has a Beneficial Interest.

“Private Placement” - an offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 thereunder.

“Registered Principal or Registered Representative” - an Employee who is registered as such with a member firm of the Financial Industry Regulatory Authority, or FINRA.

“Related Policies” – Such policies as Legal/Compliance from time to time determines are related to the conduct standards of this Code, including but not limited to the following MacKay policies: Insider Trading Policy and Procedures; Information Barrier Policy and Procedures; Restricted List Policy; Watch List Policy; Gift and Entertainment Policy; Policy on Anti-Corruption in International Business Transactions; Personal Political Contributions Policy; Information Security and Privacy Policy; Policy on Selective Disclosure of Mutual Fund Portfolio Holdings; CFA Code of Ethics and Standards of Professional Conduct (with respect to Employees who are Chartered Financial Analysts); and the NYL Standards of Business Conduct – Integrity.

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“Restricted List” - a listing of securities maintained by Legal/Compliance in which trading by Employees is generally prohibited.

“Scalping” - buying and selling a security on the same day as a Client and includes, among other transactions, the buying of a security when a Client is selling that security, or selling a security when a Client is buying that security, with the intention of taking advantage of the market impact of the Client’s trades.

“Supervised Person” - any officer, director (or other person occupying a similar status or performing similar functions) and Employee, as well as any other persons who provide advice on behalf of MacKay and are subject to MacKay’s supervision and control; provided that any member of MacKay’s Board of Managers who is an employee of New York Life Insurance Company or New York Life Investment Management LLC shall not be considered a Supervised Person, as these individuals are subject to the requirements of their respective business entity’s Code of Ethics.

“Watch List” - a listing of securities maintained by Legal/Compliance in which trading by Employees is generally prohibited.

3.	Personal Investing Activities - Restrictions and Monitoring Procedures

3.1	Pre-clearance of Trades

3.1.1	Generally

Pre-clearance of personal securities transactions allows MacKay to prevent certain trades that may conflict with Client trading activities. To help prevent Front Running, Scalping, and other trading abuses and actual or potential conflicts of interest, no Employee of MacKay (or account in which an Employee has any direct or indirect Beneficial Ownership interest) may purchase or sell, directly or indirectly, Covered Securities without prior approval of Legal/Compliance (except pursuant to the exceptions in Section 3.2 below).

3.1.2	Requests for Pre-clearance of Trades

Each Employee shall submit a trade request between the hours of 9:00 AM and 1:00 PM US EST (for US employees) and 2:00 PM and 6:00 PM GMT (for UK employees) using MacKay’s automated personal trading system (the “iTrade System”) before placing an order for any transaction in Covered Securities in any account in which the Employee has Beneficial Ownership. The system allows Legal/Compliance to efficiently monitor personal trading activities and will be periodically tested. The trade request shall be in substantially the form of Exhibit B. Upon submitting a trade request through the automated personal trading system, employees will receive immediate notification whether the trade request was approved or denied.

Any approval received is effective, unless revoked, only for the Day that the request was submitted and ultimately approved; provided, however, that in the case of foreign securities and in respect of requests submitted by Employees of MacKay UK,, the authorization is effective, unless revoked, for a period of twenty-four (24) hours. If the transaction is not executed on that same Day (or within such twenty-four (24) hour period), a new request must be filed and another authorization must be obtained.

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3.2	Exceptions to Trade Pre-clearance Requirements

3.2.1	Pre-clearance is not required with respect to any of the following transactions:

•	in Discretionary Managed Accounts;
•	by employees of the New York Life Insurance Company or New York Life Investment Management LLC who are members of the Board of Managers of MacKay who do not have access to information about MacKay’s purchases and sales of securities;
•	that are non-volitional in nature: e.g. stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro rata distributions to all holders of a class of securities, gifts, inheritances, and margin/maintenance calls (where the securities to be sold are not directed by the covered person);
•	automatic purchases under DRIPs, ESPPs or similar accounts;
•	transactions in ETFs representing shares of a market index and which consists of a minimum of 30 securities, commodity, currency and treasury ETF’s;
•	in units or shares of collective undertakings that comply with the UCITS Directive, which requires an equivalent level of risk spreading in their assets, where an Employee and any other person for whose account that transactions are effected are not involved in the management of that undertaking;
•	in securities that are Excepted Securities;
•	in shares of Affiliated Funds; or
•	in government-sponsored enterprises fixed income securities (FNMA, FHLMC).

3.2.2	In addition, authorization given for initial and subsequent purchases or sales of DRIPS or ESPP will not be subject to the one day authorization provision since transactions in these programs usually take place on a periodic pre-determined basis.

3.3	Restricted and Watch Lists

No Employee may acquire or dispose of any direct or indirect Beneficial Ownership in securities of an issuer listed on the Company’s Restricted List. Although transactions in securities of an issuer listed on the Restricted List are generally prohibited, case-by-case exceptions may be granted by the CCO, General Counsel or UK head of Legal. Securities on the Watch List are dealt with on a case-by-case basis by the CCO, General Counsel or UK Head of Legal.

3.4	Front Running and Scalping

Notwithstanding anything expressly stated in the Code, no Covered Securities may be purchased or sold by any Employee if such purchase or sale is effected with a view to making a profit from a change in the price of such security resulting from anticipated transactions by or for a Client.

3.5	Maximum Trades and Trade Requests per Quarter

An Employee may execute a maximum of fifty (50) trades per calendar quarter. There is currently no maximum limitation on the number of trade requests that an Employee may submit per calendar quarter. The Code grants the CCO, General Counsel or UK Head of Legal, the power to impose a further limitation on any Employee with respect to the number of trades or number of requests if it is believed to be in the best interest of the Company or its Clients.

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3.6	Trading / Black-Out Periods

3.6.1	No Employee may acquire or dispose of Beneficial Ownership in a Covered Security (other than an Excepted Security) that MacKay is purchasing or selling for any Client or proposes to purchase or sell for any Client where such transaction would in any way conflict with or be detrimental to (or appear to conflict with or be detrimental to) the interest of the Client;

3.6.2	No Employee may acquire or dispose of Beneficial Ownership in a Covered Security (other than an Excepted Security) on a day when there is a Pending Buy or Sell Order in that security for a Client until such order is executed or withdrawn.

3.6.3	No Employee may acquire or dispose of Beneficial Ownership in a Covered Security (other than an Excepted Security) if any purchase or sale of such security has been made for a Client account in the prior seven calendar days or can reasonably be anticipated for a Client account in the next seven calendar days.

3.7	Considerations and Exceptions to Trading/Blackout Period

3.7.1	In evaluating whether any purchase or sale of such securities can “reasonably be anticipated for a Client account in the next seven calendar days”, the following factors shall be considered:

•	Whether the Employee transacted in a type or specific security in which his or her product area has invested or may invest;
•	Whether there were changed circumstances involving the market, the type or the specific security or the Client’s account;
•	Whether the Employee was aware of any information concerning an actual or contemplated investment in that same security by MacKay for any Client account; and
•	Whether the Client account was managed by the Employee’s product area.

3.7.2 Exceptions may be granted to the blackout period set forth in paragraph 3.6.3 above in the event that the contemplated transaction involves:

•	500 shares or less in the aggregate and the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion;
•	the smaller of 500 shares or less in the aggregate or less than .001% of the issuer’s market capitalization, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) less than $5 billion; or
•	investment grade debt instruments of less than $100,000 par value.

3.8	Use of Brokerage for Personal or Family Benefit

No securities trades in which the Employee has a direct or indirect Beneficial Ownership interest may be effected through MacKay’s traders. Employees must effect such trades through their personal broker-dealers. In addition, no Employee may, for direct or indirect personal or a family member’s benefit, execute a trade with a broker-dealer by using the influence (implied or stated) of MacKay or any Employee’s influence (implied or stated) with MacKay.

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3.9	Initial Public Offerings

No Employee may directly or indirectly acquire Beneficial Ownership in any securities in an Initial Public Offering (“IPO”) of securities except with the express written prior approval of the CCO, General Counsel or UK Head of Legal. Requests shall be made in substantially the form of Exhibit K.

3.10	Private Placements

No Employee may directly or indirectly acquire Beneficial Ownership in an offering of securities in a Private Placement except with the express written prior approval of the CCO, General Counsel or UK Head of Legal. Requests shall be made in substantially the form of Exhibit K.

Any Employee who has obtained prior approval and made an investment in a Private Placement must disclose that investment if that Employee plays a part in any subsequent consideration of an investment in the issuer on behalf of Client accounts. Under such circumstances, MacKay’s decision to purchase securities of the Private Placement issuer will be subject to an independent review by investment personnel with no investment in the issuer.

3.11	Short-Term Trading/Sixty Day Holding Period

No Employee shall purchase and sell (or exchange), or sell and purchase (or exchange) the same (or equivalent) Covered Security within sixty (60) calendar days. The 60-day holding period is measured from the time of the most recent trade of shares of the relevant Covered Security by the Employee. Exceptions may be made in cases of death or disability, or under other special circumstances if approved in advance by the CCO, General Counsel or UK Head of Legal.

Notwithstanding the above, an Employee who receives a grant of options through an Employee Stock Option Plan, who chooses to exercise those options in a Cashless Exercise, will be allowed an exception from the sixty-day holding period, so long as such transactions are pre-cleared as required under Section 3.1.

3.12	Other Exceptions

The restrictions with respect to: Section 3.3 Restricted List, Sections 3.6 Trading/Black-out Periods, and Section 3.11 Short-term trading do not apply to the following transactions:

•	in Discretionary Managed Accounts;
•	by employees of New York Life Insurance Company or New York Life Investment Management LLC who are members of the Board of Managers of MacKay, who do not have access to information about MacKay’s purchases and sales of securities;
•	that are non-volitional in nature: e.g. stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro-rata distributions to all holders of a class of securities, gifts, inheritances, and margin/maintenance calls (where the securities to be sold are not directed by the covered person);
•	automatic purchases under DRIPs, ESPPs or similar accounts;
•	any transactions in ETFs representing shares of a market index and which consists of a minimum of 30 securities, commodity, currency and treasury ETF’s;
•	in securities that are Excepted Securities;
•	purchases or sales with respect to Affiliated Fund shares of a taxable or tax-exempt money market fund;
•	futures and forward contracts on direct obligations of the government of the United States, a market index consisting of a minimum of 30 securities, commodity and currency

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•	sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs;
•	in government-sponsored enterprises fixed income securities (FNMA, FHLMC); or
•	in municipal auction rate securities (“ARS”) with short-term coupon resets (e.g. 7 day) and closed-end municipal auction rate “Preferred” shares.

3.13	Affiliated Fund Shares

The following provisions apply to all Affiliated Fund Shares held by an Employee, including, but not limited to, shares owned through a 401(k) plan or similar account, or through a variable insurance product.

No Employee shall purchase and sell (or exchange), or sell and purchase (or exchange), shares of the same Affiliated Fund of which such Employee has a Beneficial Ownership interest within thirty (30) days. The 30-day holding period is measured from the time of the most recent trade of shares of the relevant Affiliated Fund by the Employee. Waivers of this requirement may be granted in cases of death or disability, or under other special circumstances by the CCO, General Counsel or UK Head of Legal.

None of the above-specified restrictions on short-term trading in Affiliated Fund shares shall apply to the following transactions:

•	Purchases or sales effected in any account over which the Employee has no direct or indirect influence or control (for example, blind trusts or Discretionary Managed Accounts);
•	Purchases or sales that are non-volitional on the part of the Employee;
•	Purchases that are effected as part of an automatic DRIP, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an ESPP, or other automatic stock purchase plans or programs;
•	Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs; or
•	Purchases or sales with respect to Affiliated Fund Shares of a taxable or tax-exempt money market fund.

3.14	Pre-clearance of Accounts

No Employee may open an account with any broker, dealer or bank that will hold Covered Securities of which the Employee has a direct or indirect Beneficial Ownership interest without the prior written approval of Legal/Compliance. Requests to open such accounts shall be made in substantially the form of Exhibit C.

With respect to any accounts holding Covered Securities in which an Employee has a direct or indirect Beneficial Ownership interest, each Employee who is a Supervised Person may only use a broker, dealer or bank (the last only with respect to bank accounts used substantially as brokerage accounts) that complies with the electronic transmission requirements set forth in Section 4.6, below.

3.15	Counselling and Procuring

If you are precluded by the above provisions from entering into any transaction, you must not:

•	Advise or cause any other person to enter into such transaction; or

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•	Communicate any information or opinion to any other person if you know, or have reason to believe, that the other person will, as a result, enter into such a transaction or cause or advise someone else to do so.

This does not apply to actions which an Employee takes in the course of their employment with MacKay. For example, the fact that an Employee is prohibited from dealing in a certain security as a result of one of the provisions above does not mean that the Employee is precluded from providing investment advice to Clients.

4.	Recordkeeping and Reporting Requirements

4.1	Privacy Statement

MacKay recognizes the sensitivity and personal nature of information collected under the Code, and the interests of Employees in maintaining their privacy regarding this information. MacKay’s Legal/Compliance personnel will take all necessary steps designed to ensure that all reports disclosing personal securities holdings, requests for pre-clearance of transactions and other information filed by Employees under the Code will be treated as confidential, subject only to the review by Legal/Compliance and the Compliance Committee provided in the Code or forms thereunder and review by the SEC, the FCA and other regulators and to the extent necessary to provide required reports to clients and their representatives.

4.2	Initial Holdings and Account Reports

At the time of becoming an Employee, but in no case later than 10 days from the Employment Date, every new Employee shall submit to Legal/Compliance, a report in substantially the form of Exhibit D, disclosing every Covered Security and Affiliated Fund in which that Employee has a direct or indirect Beneficial Ownership interest as of the Employment Date. The holdings information must be current as of a date no more than 45 days prior to the Employment Date.

At the same time, new Employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities or Affiliated Fund Shares) as to which the Employee has any Beneficial Ownership interest are held, in a report in substantially the form of Exhibit E. Such accounts include Discretionary Managed Accounts (e.g., wrap accounts), in which case the Employee must certify, in a report substantially in the form of Exhibit F, that he or she has no direct or indirect influence or control over the selection or disposition of securities and no prior knowledge of transactions therein. Within 30 days of their Employment Date, new Employees are required to move such accounts holding Covered Securities to a broker, dealer or bank (the last only with respect to bank accounts used substantially as brokerage accounts) that complies with the electronic transmission requirements set forth in Section 4.6, below.

Additionally, each new Employee shall file a report in substantially the form of Exhibit G, indicating that the Employee has received, read, understood and will comply with the Code and the Related Policies.

4.3	Quarterly Transactions and Account Reports

Every Employee shall file with Legal/Compliance a report within 30 calendar days following the end of each calendar quarter reflecting all transactions in any Covered Security and Affiliated Fund3 in which an Employee has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership interest, or, alternatively, must confirm that there were no such transactions in the applicable calendar quarter. Such report shall be in substantially the form of Exhibit H.

3 Legal/Compliance receives information on transactions in certain Affiliated Fund Shares held through the MacKay US’ 401(k) plan directly from the MacKay US’ 401(k) plan administrators. Therefore, reporting relating to these transactions need not be provided directly from the Employee.

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At the same time, Employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities or Affiliated Fund Shares) as to which the Employee has any Beneficial Ownership interest are held, in a report in substantially the form of Exhibit E. Such accounts include Discretionary Managed Accounts (e.g., wrap accounts), in which case the Employee must certify, in a report substantially in the form of Exhibit F, that he or she has no direct or indirect influence or control over the selection or disposition of securities and no prior knowledge of transactions therein.

4.4	Annual Reporting

At the end of each calendar year, but in no case later than January 30th of the following year, every Employee shall submit to Legal/Compliance, a report disclosing every Covered Security and Affiliated Fund in which that Employee has a direct or indirect Beneficial Ownership interest as of year-end. The report shall be substantially in the form of Exhibit D. Employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities or Affiliated Fund Shares) as to which the Employee has any Beneficial Ownership interest are held. The report shall be substantially in the form of Exhibit E. In the event such accounts include Discretionary Managed Accounts, the Employee shall also include a certification substantially in the form of Exhibit F.

In addition, each Employee shall file annually substantially in the form of Exhibit I a certification indicating that the Employee has received, read, understood and complied with the Code and the Related Policies.

4.5	Electronic Reporting and Certifications

With advance notice from Legal/Compliance, reports and certifications required to be filed by an Employee shall be made between the hours of 9:00 and 1:00 PM EST (for US employees) and 2:00 PM and 6:00 PM GMT (for UK employees) using MacKay’s automated iTrade System.. In the event that such automated system is unavailable, Employees will be advised to use the paper forms of reports as provided as Exhibits to this Code.

4.6	Duplicate Confirmations

Each Employee shall provide Legal/Compliance with sufficient information in Exhibit E so that Legal/Compliance can arrange for prompt filing by the broker, dealer and bank (where the bank account is used substantially as a brokerage account) with the CCO of duplicate confirmations of all trades of Covered Securities and quarterly account statements. The duplicates shall be mailed to one of the applicable addresses listed in Exhibit J hereto.

With respect to any accounts holding Covered Securities as to which the Employee has any Beneficial Ownership interest, each Supervised Person may only use a broker, dealer or bank (the last only with respect to bank accounts used substantially as brokerage accounts) that will electronically transmit duplicate monthly statements and trade confirmations to MacKay’s automated personal trading system. This requirement does not apply to:

•	Discretionary Managed Accounts
•	401k accounts
•	DRIPs
•	ESPPs

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4.7	Reporting of Code Violations

Each Employee shall promptly notify the CCO or General Counsel of any violation of the Code.

4.8	Recordkeeping

MacKay is required under the Investment Advisers Act of 1940, as amended, and the Investment Company Act to keep records of certain transactions in which its Employees have direct or indirect Beneficial Ownership.

Legal/Compliance must maintain all records relating to compliance with the Code, such as pre-clearance requests, exception reports, other internal memoranda relating to non-compliant transactions, and pre-clearance records, records of violations and any actions taken as a result thereof, written acknowledgements, and the names of Employees for a minimum period of five years. Acknowledgements of the Code will be maintained for five years after the individual ceases to be an Employee.

5.	Administration

5.1	Mutual Fund Codes of Ethics

Certain Employees may owe a specific duty of care to each US registered mutual fund Client based on the Employee’s status as an Access Person of that mutual fund. It has been determined that each Employee’s compliance with the Company’s Code will also satisfy the requirements of Rule 17j-1 of the Investment Company Act as well as any mutual fund that the Company currently advises or sub-advises.

5.2	Sanctions

Upon discovering a violation of the Code, MacKay shall take whatever remedial steps it deems necessary and available to correct an actual or apparent conflict. Following those corrective efforts, the CCO, in consultation with the General Counsel or UK Head of Legal, as applicable, may impose sanctions if, based upon all of the facts and circumstances considered, such action is deemed appropriate. The magnitude of these penalties varies with the severity of the violation, although repeat offenders will likely be subjected to harsher punishment. These sanctions may include, among others, oral or written admonishments, trade reversals, disgorgement of profits, monetary fines, suspension or termination of personal trading privileges, adverse employment action, adverse compensation action and employment suspension or termination. It is important to note that violations of the Code may occur without employee fault (e.g., despite pre-clearance). In those cases, punitive action may not be warranted, although remedial steps may still be necessary.

Factors to be considered during any review of circumstances underlying a violation may include but are not limited to:

•	Whether the act or omission was intentional or volitional;
•	Whether mitigating or aggravating factors existed;
•	The person’s history of prior violations of Company policy;
•	The person’s cooperation, acknowledgement of transgression and demonstrable remorse;
•	The person’s position and responsibilities within the Company;
•	Whether the employee is deemed to be an Access Person, Advisory Person or Investment Personnel of a mutual fund as defined by Rule 17j-1 of the Investment Company Act;
•	Whether the person transacted in the same security in which his/her product area has invested or could invest;
•	Whether the person was aware of any information concerning an actual or contemplated investment in that same security for any Client account;

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•	Whether the Client account was managed by the Employee’s product area; and
•	Whether the price at which the personal securities transaction was effected was more advantageous than the price at which the client transaction in question was effected.

5.3	Monitoring and Review

Legal/Compliance, using automated systems and other methods, conducts reviews of all personal securities transactions and holdings reports with a view towards determining whether Employees have complied with all provisions of the Code. Legal/Compliance is responsible for developing and maintaining more detailed standard operating procedures around daily monitoring to detect and prevent violations of this Code.

The CCO and UK Head of Legal will undertake a quarterly review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in a quarterly summary report to MacKay’s Compliance Committee and to MacKay UK’s Management Committee, the latter as it relates to Employees of MacKay UK. The report shall specify any related concerns and recommendations and be accompanied by appropriate exhibits.

5.4	Acknowledgment and Training

Each Employee must certify at the time of becoming an Employee and annually thereafter, in substantially the form of Exhibit G and Exhibit I, as applicable, that he or she has read and understood, is subject to and has complied with the Code and the Related Policies. Each Employee must attend a Code of Ethics training session conducted by Compliance within a reasonable time period upon becoming an Employee. Legal/Compliance is available to all Employees at all times for questions as to the application of this Code.

5.5	Exceptions

The CCO, General Counsel or UK Head of Legal may grant written exceptions to provisions of the Code in circumstances that present special hardship or special situations determined not to present potential harm to Clients or conflict with the spirit and intent of the Code. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception.

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Exhibits

Exhibit A	Conflicts of Interest Questionnaire

Exhibit B	Personal Securities Trading Pre-clearance Request Form

Exhibit C	Account Pre-clearance Request Form

Exhibit D	Employee Initial/Annual Securities Holdings Report and Certification

Exhibit E	Brokerage Account Certification Form

Exhibit F	Discretionary Managed Account Certification

Exhibit G	Acknowledgement of Receipt of the Code of Ethics and Related Policies

Exhibit H	Quarterly Transactions Report

Exhibit I	Annual Certification of Compliance With the Code of Ethics and Related Policies

Exhibit J	Address for Duplicate Confirmations and Statements

Exhibit K	IPO/Limited Offering Pre-Clearance Request Form

Exhibit L	Bi-annual Employee Compliance Certification – UK Employees Only

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Exhibit A

Conflicts of Interest Questionnaire

Name: (PLEASE PRINT)
Title:
Department:

(Please provide complete details of any “yes” answer)

Affiliations with Outside Business Entities – Exclude affiliations with MacKay Shields LLC, its subsidiaries, and its affiliates.

1.

Ae Are you affiliated with any enterprise in any capacity in which you had the responsibility or ability to influence the management of such enterprise? Such capacities include, but are not limited to, officer, director, trustee, partner, employee, independent contractor or sole proprietor?

	Yes	No

Name of Entity:
Nature of Business:
Position Held:
Period Position Held:

Is the organization for profit? Yes_____ No______

or for non-profit? Yes_____ No_____

Financial Interests in Outside Business Entities – Exclude affiliations with MacKay Shields LLC, its subsidiaries, and its affiliates.

2.	To the best of your knowledge, are you or, any member of your Immediate Family[4] employed by or serve on the board of directors of, or own, directly or indirectly, a material beneficial financial interest (that is, to your knowledge an ownership interest equal to or greater than 1% of such entity or 10% of your total net worth, whichever is less) in any of the following:

a.	a provider of goods and/or services to the Company (e.g., PricewaterhouseCoopers or Staples?)	Yes	No

4“Immediate Family” - any of the following relatives sharing the same household as the Employee: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships. The term also includes any related or unrelated individual who resides with, or is financially dependent upon, or whose investments are controlled by, or whose financial support is materially contributed to by, the Employee, including “significant others.”

b.	an entity which engages in commercial transactions with the Company other than as a provider as disclosed in 2a?	Yes	No
c.	a business entity in which the Company also holds a financial interest?	Yes	No
d.	a company whose principal business is the issue and sale of life insurance, annuities or long-term care insurance?	Yes	No
e.	an insurance agency, brokerage or insurance consulting firm?	Yes	No
f.	a mortgage banking concern or mortgage loan correspondent of the Company?	Yes	No
g.	an investment bank, investment company, investment advisor, broker-dealer or other firm engaged in the business of buying and selling securities or providing investment advice?	Yes	No
h.	an organization that provides legal, accounting, consulting, training or management services to the financial services industry?	Yes	No
i.	a business that has property which is subject to a real estate mortgage held by the Company?	Yes	No

(Please provide complete details for any “yes” answer including persons and/or entities involved, dates, and the nature of the relationship or transaction)

Other Financial Interests
3.

To the best of your knowledge, do you or any member of your family hold a financial interest (not disclosed in Section 2) that affects or might appear to affect the discharge of your duties and responsibilities to the Company?

	Yes	No

(Please provide complete details for any “yes” answer)

Compliance with Domestic and Foreign Laws, Rules and Regulations
4.	a.	Have you, directly or indirectly, been involved in any of the following within the past ten years:

	i.	Anti-trust, copyright, or patent litigation?	Yes	No
	ii.	Civil or criminal action or administrative proceeding charging a violation of a federal or state securities law or regulation?	Yes	No
	iii.	Any other criminal action or investigation?	Yes	No
	iv.	Representative actions, class actions, or derivative suits?	Yes	No
	v.	A formal administrative or regulatory action by any regulatory agency or self-regulatory organization?	Yes	No
b.	Have any punitive, exemplary or extra- contractual compensatory damages been sought, awarded, paid or part of a settlement agreement that has been entered into within the past ten years in connection with any business activity in which you were involved?		Yes	No
c.	Have you, or an organization over which you exercised control, at any time in the past:

i.	Been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to: (a) any felony (or its equivalent offense) or (b) any misdemeanor (or its equivalent offense) involving insurance, securities, commodities, banking, real estate or any other investment-related business or activity (collectively, referred to as “investment-related activity”); fraud, false statements or omissions; wrongful taking of property; bribery; perjury; forgery; counterfeiting; extortion; or a conspiracy to commit any of these offenses?	Yes	No
ii.	Been charged with any felony or with any misdemeanor specified above in question 4 c. i.?	Yes	No
iii.

Been found by any domestic or foreign court in a civil action or alternative dispute resolution proceeding, or by any state or federal governmental authority or agency, self-regulatory organization, or any foreign financial regulatory authority to have violated, or been involved in a violation of, any law, rule or regulation involving any investment-related activity, fraud, false statements or omissions, wrongful taking of property or unethical behavior?

		Yes	No
iv.

Been permanently or temporarily enjoined by any domestic or foreign court, state or federal governmental authority or agency, or self-regulatory organization from engaging in any type of business practice or activity (including, but not limited to, any investment-related activity)?

		Yes	No

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v.	Had an action dismissed pursuant to a consent order or decree, or entered into a settlement agreement, in any domestic or foreign criminal, civil, administrative or regulatory or alternative dispute resolution proceeding brought against you, or an entity over which you exercised control, which was associated with any type of business practice or business activity (including, but not limited to, any investment-related activity)?	Yes	No

d.	Are you, or based upon the activities that occurred while you exercised control over it, is any entity, currently the subject of a pending criminal or regulatory proceeding, which has not been disclosed to the Legal/Compliance Department?		Yes	No
e.	Has any state or federal governmental authority or agency, or self-regulatory organization (including, but not limited to, the Securities & Exchange Commission, the Commodity Futures Trading Commission, FINRA), or any foreign financial regulatory authority (including, but not limited to the SEC, the Commodity Futures Trading Commission, FINRA) ever:
	i.	Found you to have been involved in a violation of its rules or a cause of an investment related business having its authorization to do business denied, suspended or restricted?	Yes	No
	ii.	Imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	Yes	No
	iii.	Disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?	Yes	No
	iv.	Denied, suspended, or revoked your registration or license or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?	Yes	No
f.

Have you, prior to, or in connection with, the purchase or sale of securities for your own account, or for an account over which you had beneficial control, come into possession of and traded on material, non-public information or disclosed such information to any other person for other than a legitimate business purpose?

			Yes	No
g.	Has an authorization to act as an attorney, accountant, or federal contractor granted to you or any advisory affiliate ever been revoked or suspended?		Yes	No
h.	Are you now the subject of any civil proceeding formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority, or a criminal information or indictment that could result in a "yes" answer to any part of this Question 4?		Yes	No

3

Relatives Employed by or Contracted with MacKay Shields

5	a.	Do you have any relatives that work for the Company as employees, agents or consultants?	Yes	No

Name of Relative:

Family Relationship:

Title:

Department:

Location:

b.	Will you supervise this relative, review their work or have influence regarding their performance evaluations, pay or benefits or will this relative supervise you, review your work or have influence regarding your performance evaluation, pay or benefits	Yes	No

(Please provide complete details for any “yes” answer)

I hereby certify that, to the best of my knowledge and belief, the foregoing answers, including the details of any affirmative responses made herein, are true and complete and that I shall update these answers promptly with an amended written response as circumstances change during the year.

Signature:	Date:

4

Exhibit B

Personal Securities Trading Pre-clearance Request Form

NAME:

•	Trades must be made on the same day that approval is received.
•	On small cap or illiquid securities where extra time is needed, advance approval by the General Counsel or Chief Compliance Officer is required.

NOTES	BROKERAGE ACCOUNT	SECURITY TYPE	NAME OF SECURITY	# OF SHRS, PRINCIPAL AMOUNT, ETC.	APPROX PRICE	SYMBOL OR CUSIP #	PURCHASE (P) SALE (S)	N

The person indicated above has stated and represents that:

a)	he/she has no insider information relating to the above referenced issuer(s);

b)	there is no conflict of interest in these transactions with respect to client portfolios (IF A CONFLICT OF INTEREST EXIST, PLEASE CONTACT THE LEGAL/COMPLIANCE DEPARTMENT IMMEDIATELY.); and these securities are not initial public offerings or private placements.

5

Exhibit C

Account Pre-clearance Request Form

NAME:

General Counsel/Chief Compliance Officer:

Initials:

APPROVED	☐

DISAPPROVED	☐

Broker, Dealer or Bank:

Name of Firm:

Address:

Name on Account:

Relationship to Employee:

6

Exhibit D

Employee Initial/Annual Securities Holdings Report and Certification

As of Date: _/_/20__

Employee Last Name, First (Telephone Ext.)

Ticker	Security type Code	Cusip	Security Name	Quantity

Brokerage Account: Employee First and Last Name	Account Number: ( )

I certify that the Reportable Securities listed above (including “Reportable Funds”, that is mutual funds advised by MacKay Shields or an affiliate) are the only such securities in which I have a direct or indirect Beneficial Interest.

Signature	Date

7

Exhibit E

Brokerage Account Certification Statement

Employee Last Name, First (Telephone Ext.)

Account Number	Account Name	Broker Name	Initiated Date

I certify that the above reflects all accounts (including brokerage accounts and bank accounts used substantially as brokerage accounts) that have been opened or closed with respect to Reportable Securities in which I have a direct or indirect Beneficial Interest (note that this includes the account name and number of discretionary accounts, 529 plans, 401(k) accounts, Mutual Fund accounts, automatic investment plans and dividend reinvestment plans).

Signature	Date

8

Exhibit F

Discretionary Managed Accounts Certification

I hereby certify that during the reporting period I have had no influence or control over any investment decisions made in my discretionary managed account(s) and that the account is solely managed by a Registered Investment Adviser (“RIA”) or employee of a RIA.

Signature

Name

Position

Date

Account Name

Account Number

9

Exhibit G

Acknowledgement of Receipt of the Code of Ethics and Related Policies

The undersigned hereby certifies that:

(i)         The undersigned has received and reviewed a copy of the MacKay Shields Code of Ethics and the Related Policies, which Related Policies currently include the following:

•	Gift and Entertainment Policy;
•	Information Barrier Policy and Procedures;
•	Information Security and Privacy Policy;
•	Insider Trading Policy and Procedures;
•	Policy on Anti-Corruption in International Business Transactions;
•	Personal Political Contributions Policy;
•	Policy on Selective Disclosure of Mutual Fund Portfolio Holdings;
•	Restricted List Policy;
•	Watch List Policies and Procedures;
•	CFA Code of Ethics and Standards of Professional Conduct (with respect to Employees who are Chartered Financial Analysts);
•	New York Life Standards of Business Conduct – Integrity.

(ii) The undersigned understands the requirements contained therein and recognizes that the undersigned is subject to the Code of Ethics and Related Policies; and

(ii) The undersigned has complied with and will comply with the Code of Ethics and Related Policies and has disclosed or reported all information required to be disclosed or reported pursuant to the Code of Ethics and the Related Policies.

(iii) The undersigned authorizes MacKay to furnish the information contained in any report filed by the individual to such federal and state agencies and to the Trustees/Directors of any mutual fund to which MacKay is the investment manager, investment adviser or sub-adviser and to clients and their representatives and as may be required or requested by law or applicable rules and regulations, on the understanding that, except for the foregoing and such requirements, the information contained in such reports shall be treated as confidential and disclosed to no one outside of MacKay without the consent of the individual submitting the report.

Signature

Print Name

Date

10

Exhibit H

Quarterly Transactions Report

Employee Last Name, First (Telephone Ext.)

Trans. Type	Ticker	Security Name	Trade Date	Quantity	Price

Account Number: _______________	Broker: _________________________

I certify that the above represents all transactions in Reportable Securities of which I have a direct or indirect Beneficial Interest except for transactions in Reportable Funds sponsored by an affiliate of New York Life Insurance Company and held in MacKay Shields’ 401(k) plan.

*Reportable Securities are almost every type of investment, including private placements and hedge funds. However, Reportable Securities do not include direct obligations of the U.S. Government, bank CDs and mutual funds not affiliated with MacKay Shields – see definition in the Personal Investment Policy for the complete description. Note also that no information need be provided for securities held in an account over which you have no direct or indirect influence or control. Some examples include discretionary management accounts, automatic investment plans and dividend investment plans and dividend reinvestment plans.

Signature	Date

11

Exhibit I

Annual Certification of Compliance with the Code of Ethics and Related Policies

I hereby certify that I have received and reviewed a copy of the MacKay Shields LLC Code of Ethics and the Related Policies, which Related Policies currently include the following:

•	Gift and Entertainment Policy;
•	Information Barrier Policy and Procedures;
•	Information Security and Privacy Policy;
•	Insider Trading Policy and Procedures;
•	Policy on Anti-Corruption in International Business Transactions;
•	Personal Political Contributions Policy;
•	Policy on Selective Disclosure of Mutual Fund Portfolio Holdings;
•	Restricted List Policy;
•	Watch List Policies and Procedures;
•	CFA Code of Ethics and Standards of Professional Conduct (with respect to Employees who are Chartered Financial Analysts);
•	New York Life Standards of Business Conduct – Integrity.

I further certify that I am subject to the Code of Ethics and the Related Policies and have complied with all the requirements set forth therein.

Signature

Print Name

Date

12

Exhibit J

Address For Duplicate Confirmations and Statements

For employees of MacKay Shields LLC:

MacKay Shields LLC

1345 Avenue of the Americas

New York, NY 10105

Attention: Compliance Department

For employees of MacKay Shields UK LLP:

MacKay Shields UK LLP

53 Davies Street

London W1K5JH

Attention: Legal Department

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Exhibit K

IPO/Limited Offering Pre-clearance Request Form

Employee Name and Title
Are you a Registered Representative?* (YES or NO)

______ Proposed investment in an Initial Public Offering (“IPO”)

Name of Security:
Estimated Quantity:
Estimated Trade Date:
Estimated Price:
Broker/Dealer (if any):
Brokerage Account Number:

I represent that my trading in this investment is not based on material non-public information.

______ Proposed investment in a limited offering (i.e. private placement, hedge fund, etc.)

Estimated Date of Transaction:
Name of Private Investment Entity: *Please provide copy of Offering Memorandum
Transaction:	Initial Purchase ________ Additional Purchase _________
Amount of Transaction (USD$, number of shares, units, interest, etc.):
Conflicts Review:
How did you become aware of the opportunity to invest in this limited offering?
What is the nature of your relationship with the individual or entity offering the opportunity?
Are you investing with any special terms? (e.g., less than required minimum amount)

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Are you aware of whether the Firm has any other business dealings with the sponsor or manager of this vehicle?

I understand that approval for limited offerings will only be in effect for 90 days from the date of the Chief Compliance Officer’s signature.

Employee Signature/Date
Approved/or Denied
CCO Signature/Date
UK Head of Legal Signature/ Date (only for requests made by UK Employees)

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EXHIBIT L

MacKay Shield UK LLP

(UK Employees Only)

Bi-annual Employee Compliance Certification

Period covered:

Employee Name:

Employee Signature:

Date:

Please read the following separate reminders covering:

•	Approved Persons
•	Personal Account Dealing
•	Money Laundering
•	Gifts and Inducements
•	Use of dealing commission to purchase goods and services
•	Material interest and conflicts
•	Financial promotions
•	Market Abuse

For each question please delete either Yes (Y) or No (N) or Not applicable (N/A) and return to your compliance officer. If there is anything that you do not understand or if you have any questions then you must contact your compliance officer immediately.

Approved Persons

Declaration:

1	Are you an approved person carrying out a controlled function?	Y/N/NA
2	If yes to 1 above, have you complied with the Principle and Code of Practice during the period under review?	Y/N/NA
3	If yes to 1 above, have you maintained the Fit and Proper Standards of honesty, integrity, reputation, competence and capability and financial soundness for the period under review?	Y/N/NA

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Personal Account Dealing

Declaration:

1	Are you aware of and do you understand the firm’s policy and rules relating to personal account dealing?	Y/N/NA
2	Have you undertaken any personal account dealing in any of the securities in which the Funds under the management of the firm are invested? – have you complied with the Code of Ethics during the period?	Y/N/NA
3	Have you undertaken any personal account dealing in any Covered Securities as defined in the Code of Ethics?	Y/N/NA
4	If Yes to 2 and 3, did you obtain pre-authorisation from the compliance officer before you entered into the transaction?	Y/N/NA
5	If you answered No to 3 you must inform the compliance officer immediately.	Y/N/NA

MacKay Shields UK LLP (“MacKay UK”) policy:

MacKay UK must ensure that a personal account transaction by one of its partners or employees is not prohibited by the Market Abuse Directive, it does not involve the misuse or improper disclosure of confidential information and it does not conflict or be likely to conflict with an obligation of the firm to a customer under the regulatory system. Below is the firm’s personal account dealing policy.

1.	The personal account dealing policy applies to all employees of the firm or anyone connected to that person who may be influenced by them in relation to investment or disinvestment.

2.	The firm maintains a Restricted List and a Watch List in which individuals covered in 1 above are prohibited from trading. The lists are maintained by the MacKay Shields LLC Compliance Department and provided to the UK Head of Legal..

3.	Employees must obtain pre-clearance for all transactions in Covered Securities. If approval is granted, the approval is valid for that day unless the security is traded in a foreign market, in which case the approval is valid for 24 hours from the time pre-clearance is obtained. If an employee does not execute the pre-cleared trade on the same day or within the 24 hour window for securities traded in a foreign market, then a new pre-clearance request must be resubmitted on the day the employee wishes to execute the trade.

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4.	This policy does not apply to (a) personal transactions effected under a discretionary portfolio management service where there is no prior communication in connection with the transaction between the investment manager and the employee or other person related to the employee for whose account the transaction is executed (b) personal transactions in units or shares in collective undertakings that comply with the conditions necessary to enjoy the rights conferred by the UCITS Directive or are subject to supervision under the law of an EEA State which requires an equivalent level of risk spreading in their assets, where the relevant person and any other person for whose account the transactions are effected, are not involved in the management of that undertaking, (c) Excepted Securities as defined in the Code of Ethics, and (c) personal transactions in life insurance policies

All employees of MacKay UK are reminded that when their duties involve advising clients and others on investment matters they should ensure that they do not act on a personal basis in a way that may be in conflict with their client’s interests. Their actions must be justifiable in all circumstances.

The MacKay UK Management Committee will review the personal account dealing policy at least once a year.

Money Laundering

Declaration:

1	Are you aware of and do you understand the firm’s policy and rules relating to the prevention of Money Laundering and the Public Interest Disclosure Act (i.e. whistle blowing)?	Y/N/NA
2	Do you have or have you had any suspicions about any activities of the firm or its customers in relation to money laundering or any other criminal activities?	Y/N/NA
3	If Yes to 2, did you report them to the MLRO (name of MLRO)?	Y/N/NA
4	If Yes to 2 and No to 3, you must report them now.	Y/N/NA

Gifts and Inducements:

Declaration:

1	Are you aware of and do you understand the firm’s policy and rules relating to the giving and receiving of gifts and entertainment?	Y/N/NA
2	Have you received or given any gifts and entertainment during the relevant period relating to this report?	Y/N/NA
3	If Yes to 2, were they over the value of £50 per person?	Y/N/NA
4	Yes to 3, did you report the gifts and entertainment activity to the Compliance Department through the Gift & Entertainment Reporting Database?	Y/N/NA
5	No to 4, you must report them now.	Y/N/NA

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Use of Dealing Commission to Purchase Goods or Services

Declaration:

1	Are you aware of and do you understand the firm’s policy and rules relating to the use of dealing commission to purchase goods or services?	Y/N/NA
2	Have you complied with the policy as set out below?	Y/N/NA
3	If the answer to 2 is “No” you must inform the Compliance Department immediately.	Y/N/NA

Training and Competence

The FCA Handbook requires a firm to ensure that its directors and staff remain competent at all times to carry out the responsibilities which have been delegated to them.

In order for the firm to do this please complete the declaration below.

1	Have you passed any industry specific examinations since the last review?	Y/N/NA
2	Please give brief details of any other relevant activity which has helped to maintain your competence since the last review i.e. conferences, seminars, reading materials

Details:

Material Interests and Conflicts

1	Other than the material interests and conflicts noted in the firm’s register as set out in the compliance manual, are you aware of any other material interest or conflicts that you or the firm has?	Y/N/NA
2	Have you reported all of your outside business activities, directorships, etc.?	Y/N/NA
3	Did you obtain pre-approval from the Compliance Department for your outside business activities, directorships, etc.	Y/N/NA
4	Have there been any changes to your connected person’s details since the last review that could create a material interest or conflict? Outside business activities, directorships, etc.	Y/N/NA

Details: (if you have noted yes in 1 above)

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Financial Promotions

1	Have you sent out any new marketing material during the period under review?	Y?N?NA
2	If yes to 1 above, was it approved by the Legal and/or Compliance Department?	Y/N/NA
3	Did you contact any new potential clients or potential investors of the firm?	Y/N/NA
4	If yes to 3 above, did you complete the client contact spreadsheet?	Y/N/NA

Market Abuse

1	Have you been invited to receive inside information by one of the firm’s counterparties during the period?	Y/N/NA
2	If yes to 1, have you reported it to the Legal and/or Compliance Department?	Y/N/NA
3	If you have answered yes to 1 but No to 2, you must inform the Legal and/or Compliance Department immediately.	Y/N/NA

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